Exhibit 4.4
FINAL

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, effective as of June 1, 2011 (the “Agreement”), by and among Texas-New Mexico Power Company, a Texas corporation and having its principal office at 577 North Garden Ridge Boulevard, Lewisville, Texas 75067 (the “Company”), The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States and having a corporate trust office at 700 South Flower Street, Suite 500, Los Angeles, California 90017 (the “Resigning Trustee”), and Union Bank, N.A., a national banking association duly organized and existing under the laws of the United States and having a corporate trust office at 120 S. San Pedro Street, Ste. 400, Los Angeles, California  90012 (the “Successor Trustee”).
RECITALS
WHEREAS, the Company has heretofore executed and delivered to the Resigning Trustee the First Mortgage Indenture, dated as of March 23, 2009, under which there are currently outstanding $265,500,000 in aggregate principal amount of 9.50% Series 2009A first mortgage bonds due 2019, $50,000,000 of Series 2009B first mortgage bonds issued as collateral and $75,000,000 of 2009C first mortgage bonds issued as collateral (the “Indenture”);
WHEREAS, the Company appointed Resigning Trustee as the Trustee, Security Registrar and Paying Agent under the Indenture;
WHEREAS, the Indenture provides that the Trustee may at any time resign with respect to the relevant Securities by giving written notice of such resignation to the Company, effective upon the acceptance by a successor Trustee of its appointment as a successor Trustee;
WHEREAS, the Indenture provides that, if the Trustee shall resign, the Company, by a Board Resolution, shall promptly appoint a successor Trustee;
WHEREAS, the Indenture provides that any successor Trustee appointed in accordance with the Indenture shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Indenture, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties of the predecessor Trustee;
WHEREAS, the Resigning Trustee wishes to resign as Trustee, Security Registrar and Paying Agent under the Indenture;
WHEREAS, the Company desires to appoint Successor Trustee as successor Trustee, Security Registrar and Paying Agent to succeed Resigning Trustee in such capacities under the Indenture; and
WHEREAS, Successor Trustee is willing to accept such appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture;

NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:
THE RESIGNING TRUSTEE
1.1Resigning Trustee hereby resigns as Trustee, Security Registrar and Paying Agent under the Indenture.
1.2Resigning Trustee hereby represents and warrants to Successor Trustee that:
(a)    No covenant or condition contained in the Indenture has been waived by Resigning Trustee or, to the knowledge of the Responsible Officer of Resigning Trustee, by the Holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver.
(b)    There is no action, suit or proceeding pending or, to the knowledge of the Responsible Officer of Resigning Trustee, threatened against Resigning Trustee before any court or any governmental authority arising out of any act or omission of Resigning Trustee as Trustee, Security Registrar and Paying Agent under the Indenture.
(c)    As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Indenture.
(d)    Resigning Trustee has duly authenticated and delivered each of the Securities delivered to it for authentication, all of which are outstanding as of the effective date hereof.
(e)    To the knowledge of the Responsible Officer of Resigning Trustee, the registers in which it has registered and transferred registered Securities accurately reflect the amount of Securities issued and outstanding and the amounts payable thereon.
(f)    Each person who, on behalf of the Resigning Trustee, so authenticated the Securities was duly elected, qualified and acting as an officer or authorized signatory of Resigning Trustee and empowered to authenticate the Securities at the respective times of such authentication and the signature of such person or persons appearing on such Securities is each such person's genuine signature.
(g)    This Agreement has been duly authorized, executed and delivered on behalf of Resigning Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(h)    To the knowledge of the Responsible Officer of the Resigning Trustee, no event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.
1.3Resigning Trustee hereby assigns, transfers, delivers and confirms to Successor Trustee all right, title and interest of Resigning Trustee in and to the trust under the Indenture and all the rights, powers, trusts and duties of the Trustee, Security Registrar and Paying Agent under the Indenture. Resigning Trustee shall execute and deliver such further instruments and shall do such other things as Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in Successor Trustee all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to Successor Trustee as Trustee, Security Registrar and Paying Agent. Upon the effectiveness of this Agreement, Resigning Trustee shall have no further duties or obligations under the Indenture.
THE COMPANY
1.4The Company hereby accepts the resignation of Resigning Trustee as Trustee, Security Registrar and Paying Agent under the Indenture.
1.5The Company hereby certifies that attached hereto is a copy of the Board Resolution which was duly adopted by the Board of Directors of the Company, is in full force and effect on the date hereof, and which authorizes the Company to: (a) accept Resigning Trustee's resignation as Trustee, Security Registrar and Paying Agent under the Indenture; (b) appoint Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, Security Registrar and Paying Agent under the Indenture.
1.6The Company hereby appoints Successor Trustee as Trustee under the Indenture to succeed to, and hereby vests Successor Trustee with, all the rights, powers, trusts and duties of Resigning Trustee under the Indenture with like effect as if originally named as Trustee, Security Registrar and Paying Agent in the Indenture.
1.7Promptly after the effective date of this Agreement, the Company (with the assistance of the Successor Trustee) shall cause a notice to be sent to each Holder of the Securities in accordance with the provisions of the Indenture.
1.8The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:
(a)    The Company is a corporation duly and validly organized and existing pursuant to the laws of its jurisdiction of organization.
(b)    The Indenture was validly and lawfully executed and delivered by the Company and the Securities of which it is the issuer were validly issued by the Company.
(c)    The Company has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility under the Indenture.

(d)    No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default under the Indenture.
(e)    No covenant or condition contained in the Indenture has been waived by the Company or, to the best of the Company's knowledge, by Holders of the percentage in aggregate principal amount of the Securities required to effect any such waiver.
(f)    There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any act or omission of the Company under the Indenture.
(g)    This Agreement has been duly authorized, executed and delivered on behalf of the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
(h)    All conditions precedent relating to the appointment of the Successor Trustee under the Indenture have been complied with by the Company.
THE SUCCESSOR TRUSTEE
1.9Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that:
(a)    Successor Trustee is not disqualified under, and is eligible under, the provisions of the Indenture to act as Trustee, Security Registrar and Paying Agent under the Indenture.
(b)    This Agreement has been duly authorized, executed and delivered on behalf of Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
1.10Successor Trustee hereby accepts its appointment as successor Trustee, Security Registrar and Paying Agent under the Indenture and accepts the rights, powers, trusts and duties of Resigning Trustee as Trustee, Security Registrar and Paying Agent under the Indenture, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee, Security Registrar and Paying Agent under the Indenture.
1.11References in the Indenture to “Corporate Trust Office” or other similar terms shall be deemed to refer to the corporate trust office of Successor Trustee, which is presently located at 120 S. San Pedro Street, Ste. 400, Los Angeles, California  90012.
MISCELLANEOUS
1.12Except as otherwise expressly provided herein or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
1.13This Agreement and the resignation, appointment and acceptance effected hereby shall be effective as of the date first written above.

1.14Resigning Trustee hereby acknowledges payment or provision for payment in full by the Company of compensation for all services rendered by Resigning Trustee in its capacity as Trustee under the Indenture and reimbursement in full by the Company of the expenses, disbursements and advances incurred or made by Resigning Trustee in its capacity as Trustee in accordance with the provisions of the Indenture, except for expenses and legal fees and disbursements in connection with this Agreement. Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any amounts due it pursuant to the provisions of the Indenture. This Agreement does not constitute a waiver or assignment by the Resigning Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Indenture. The Company acknowledges its obligation set forth in the Indenture to indemnify Resigning Trustee for, and to hold Resigning Trustee harmless against, any loss, liability, damage, claim or expense incurred without gross negligence, willful misconduct or bad faith on the part of Resigning Trustee and arising out of or in connection with the acceptance or administration of the trust evidenced by the Indenture (which obligation shall survive the execution hereof).
1.15This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
1.16This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
1.17The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed counterpart of this Agreement and the effectiveness thereof.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, effective as of the day and year first above written.

TEXAS-NEW MEXICO POWER COMPANY

By:/s/ Terry R. Horn
Name: Terry R. Horn Title: Vice President & Treasurer

UNION BANK, N.A.
as Successor Trustee

By:
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Resigning Trustee

By:
Name: Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, effective as of the day and year first above written.

TEXAS-NEW MEXICO POWER COMPANY

By:
Name: Title:

UNION BANK, N.A.
as Successor Trustee

By: /s/ Jennifer Earle
Name: Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Resigning Trustee

By:
Name: Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Resignation, Appointment and Acceptance to be duly executed, effective as of the day and year first above written.

TEXAS-NEW MEXICO POWER COMPANY

By:
Name: Title:

UNION BANK, N.A.
as Successor Trustee

By:
Name: Title:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Resigning Trustee

By: /s/ Raymond Torres
Name: RAYMOND TORRES Title: SENIOR ASSOCIATE

BOARD RESOLUTION

TEXAS-NEW MEXICO POWER COMPANY

CERTIFICATE OF ASSISTANT SECRETARY

I, J. S. ACOSTA, do hereby certify that I am a duly appointed, qualified and acting Assistant Secretary of TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas, and that by Consent in Lieu of Meeting of the Board of Directors of said Corporation dated April 12, 2011, the following resolutions were duly adopted:

WHEREAS, Texas-New Mexico Company (the “Company”) has entered into a First Mortgage Indenture (“Indenture”), dated as of March 23, 2009, with The Bank of New York Mellon Trust Company, N.A. (the “Existing Trustee”), as trustee for the issuance of its bonds, notes or other evidence of indebtedness (the “Securities”) of the Company; and has issued (1) in a Rule 144A Offering, $265,500,000 aggregate principal amount of its 9.50% First Mortgage Bonds, Due 2019, Series 2009A (“9.50% Bonds”) established in the First Supplemental Indenture, dated as of March 23, 2009, supplemental to the Indenture, (2) as collateral for its term loan credit agreement, its First Mortgage Bonds, due 2014, Series 2009B (“2009B Bonds”) established in the Second Supplemental Indenture, dated as of March 29, 2009, supplemental to the Indenture, and (3) as collateral for its amended and restated credit agreement dated as of December 16, 2010, its First Mortgage Bonds, Series 2009C (“2009C Bonds”) established in the Third Supplemental Indenture, dated as of April 30, 2009, as amended by First Amendment dated as of December 16, 2010, to the Third Supplemental Indenture (the Indenture, as supplemented and amended to date, the “First Mortgage Indenture”); and

WHEREAS, management invited the Existing Trustee and three other institutional trustees to submit proposals for providing trustee services under the First Mortgage Indenture and, after evaluating the proposals, has recommended that Union Bank, N.A. replace the Existing Trustee effective as of June 1, 2011 and Union Bank, N.A. is qualified and willing to serve as trustee under the First Mortgage Indenture and with respect to all Securities issued under the First Mortgage Indenture; and

WHEREAS, the First Mortgage Indenture permits the Company to appoint a new successor trustee under the First Mortgage Indenture by a board resolution and the Existing Trustee is deemed to have resigned as trustee under the First Mortgage Indenture upon delivery to the Existing Trustee of a board resolution appointing a successor trustee and an instrument of acceptance of such appointment; and

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WHEREAS, the Board is of the opinion that the appointment of Union Bank, N.A., as successor trustee under the First Mortgage Indenture, is appropriate and in the best interests of the Company.

NOW, THEREFORE, BE IT RESOLVED, that effective as of June 1, 2011, Union Bank, N.A. is hereby appointed as successor trustee under the First Mortgage Indenture (replacing the Existing Trustee) and as successor trustee with respect to all Securities issued under the First Mortgage Indenture, including the 9.50% Bonds, 2009B Bonds and 2009C Bonds, subject to Union Bank, N.A. executing an instrument of acceptance of this appointment effective as of June 1, 2011 and delivering said instrument to the Company and the Existing Trustee; and

FURTHER RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to take all action and do all things (including, without limitation, coordinating with the Existing Trustee and Union Bank, N.A. to give notice, by first class postage paid mail, of the resignation of the Existing Trustee and appointment of Union Bank, N.A., as successor trustee to all holders of the 9.50% Bonds, 2009B Bonds and 2009C Bonds) as may be reasonably necessary or appropriate to effect the appointment of the successor trustee under the Indenture.

I DO FURTHER CERTIFY that the above has not been amended, modified or rescinded, but remains in full force and effect.
IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of April 2011.

______/s/ Jim Acosta__________________
Assistant Secretary

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